UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

Mastercard Incorporated (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, Gary J. Flood, President, Global Products and Solutions, announced that he will be leaving Mastercard Incorporated (the “Company”) effective December 31, 2017. Mr. Flood began his career with the Company in 1986 in customer management and product management and development and served in various increasingly senior positions through November 2007, when he was elected to his current position. The Company indicated that effective January 1, 2018, Mr. Flood’s responsibilities will be distributed among the following members of its existing management team: Ajay Bhalla, Chief Enterprise Security Solutions Officer; Garry Lyons, Chief Innovation Officer; Michael Miebach, Chief Product Officer; Raja Rajamannar, Chief Marketing and Communications Officer; and Kevin Stanton, Chief Services Officer. Mr. Flood will receive the benefits contemplated pursuant to his existing employment arrangement with the Company, which was previously disclosed.

The Company’s press release regarding Mr. Flood’s departure is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit
99.1	Press release of Mastercard Incorporated dated October 10, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	October 10, 2017	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary